UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2021

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 E. Monroe Street, Suite 2120, Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2021, the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) appointed Mr. Larry Aichler (“Executive” or “Mr. Aichler”) to serve as the Company’s Chief Financial Officer, effective September 1, 2021. Executive has been employed by the Company as Director of Finance (and Interim Chief Financial Officer) pursuant to an offer letter dated April 6, 2021

Larry Aichler, age 54, has served as our Interim Chief Financial Officer since April 2021. Mr. Aichler has over twenty-five years of accounting experience, primarily focused in such areas as technical accounting and guidance, U.S. Securities and Exchange reporting, financial reporting, and risk management. Prior to joining us, Mr. Aichler recently served as Managing Director of Financial Reporting for International Speedway Corporation from 2008 to 2021. Mr. Aichler also worked as an auditor for Ernst & Young. Mr. Aichler received his Bachelors of Science in Accounting from the University of Southern California and is a Certified Public Accountant licensed by the Commonwealth of Massachusetts.

On August 26, 2021 (the “Effective Date”), the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Aichler. Under the Employment Agreement, Mr. Aichler will receive an annual base salary of $160,000. Mr. Aichler will be eligible to receive an annual bonus in an amount to be determined by the Company in its sole discretion based on its assessment of the Company’s and Executive’s performance (such bonus amount will not exceed $80,000 annually). Mr. Aichler will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its full-time employees.

The description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed herewith as Exhibit 10.1. Mr. Aichler has no family relationships with any of the Company’s directors or executive officers, and there are no arrangements or understandings pursuant to which Mr. Aichler was appointed to his position. There are no related party transactions between the Company and Mr. Aichler reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement between the Company and Larry Aichler, dated August 26, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2021	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Xin (Adam) He
Xin (Adam) He
Chief Executive Officer